                                                                    EXHIBIT 13.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mer Telemanagement Solutions Ltd. (the
"Company") on Form 20-F for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Eytan Bar, Chief Executive Officer of the Company, certify, pursuant to 18
U.S.C. ss. 1350, as adopteD pursuant to ss. 906 of the Sarbanes-Oxley Act of
2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

/s/ Eytan Bar*
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Eytan Bar
Chief Executive Officer

March 30, 2007

     * The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.